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                                   ADVANCEPCS

                            (a Delaware corporation)


                     5,434,783 shares Class A Common Stock,
                            par value $.01 per share





                        INTERNATIONAL PURCHASE AGREEMENT














Dated:  March [  ], 2001







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



                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----

PURCHASE AGREEMENT............................................................................................... 3


SECTION 1.        Representations and Warranties..................................................................3

         (a)      Representations and Warranties by the Company...................................................3
                  (i)      Compliance with Registration Requirements..............................................4
                  (ii)     Incorporated Documents.................................................................4
                  (iii)    Independent Accountants................................................................5
                  (iv)     Financial Statements of the Company....................................................5
                  (v)      Financial Statements of PCS Holding Corporation........................................5
                  (vi)     Financial Statements of First Florida International Holdings, Inc......................5
                  (vii)    No Material Adverse Change in Business.................................................6
                  (viii)   Good Standing of the Company...........................................................6
                  (ix)     Good Standing of Subsidiaries..........................................................6
                  (x)      Capitalization.........................................................................7
                  (xi)     Authorization of Agreement.............................................................7
                  (xii)    Absence of Defaults and Conflicts......................................................7
                  (xiii)   Absence of Labor Dispute...............................................................8
                  (xiv)    Absence of Proceedings.................................................................8
                  (xv)     Accuracy of Exhibits...................................................................8
                  (xvi)    Possession of Intellectual Property....................................................8
                  (xvii)   Absence of Further Requirements........................................................9
                  (xviii)  Possession of Licenses and Permits.....................................................9
                  (xix)    Title to Property......................................................................9
                  (xx)     Compliance with Cuba Act..............................................................10
                  (xxi)    Environmental Laws....................................................................10
                  (xxii)   Registration Rights...................................................................10
                  (xxiii)  Medicare Violations...................................................................10
                  (xxiv)   No Medicare Recoupment................................................................11
         (b)      Representations and Warranties by the Selling Stockholder......................................11
                  (i)      Accurate Disclosure...................................................................11
                  (ii)     Authorization of Agreements...........................................................11
                  (iii)    Absence of Manipulation...............................................................12
                  (iv)     Absence of Further Requirements.......................................................12
                  (v)      Restriction on Sale of Securities.....................................................12
                  (vi)     No Association with NASD..............................................................12
                  (vii)    Direct Holder of Securities; Title to Securities......................................12
                  (viii)   Certificates Suitable for Transfer....................................................13
         (c)      Officer's Certificates.........................................................................13

SECTION 2.        Sale and Delivery to International Managers; Closing...........................................14

         (a)      Initial Securities.............................................................................14
         (b)      Option Securities..............................................................................14
         (c)      Payment........................................................................................14

         (d)      Denominations; Registration....................................................................15

SECTION 3.        Covenants of the Company.......................................................................15

         (a)      Compliance with Securities Regulations and Commission Requests.................................15
         (b)      Filing of Amendments...........................................................................16
         (c)      Delivery of Registration Statements............................................................16
         (d)      Delivery of Prospectuses.......................................................................16
         (e)      Continued Compliance with Securities Laws......................................................17
         (f)      Blue Sky Qualifications........................................................................17
         (g)      Rule 158.......................................................................................17
         (h)      Listing........................................................................................17
         (i)      Restriction on Sale of Securities..............................................................18
         (j)      Reporting Requirements.........................................................................18

SECTION 4.        Payment of Expenses............................................................................18

         (a)      Expenses.......................................................................................18
         (b)      Expenses of the Selling Stockholder............................................................19
         (c)      Termination of Agreement.......................................................................19
         (d)      Allocation of Expenses.........................................................................19

SECTION 5.        Conditions of International Managers' Obligations..............................................19

         (a)      Effectiveness of Registration Statement........................................................19
         (b)      Opinion of Counsel for Company.................................................................20
         (c)      Opinion of Special Regulatory Counsel for Company..............................................20
         (d)      Opinion of Counsel for the Selling Stockholder.................................................20
         (e)      Opinion of Counsel for International Managers..................................................20
         (f)      Officers' Certificate..........................................................................20
         (g)      Certificate of Selling Stockholder.............................................................21
         (h)      Comfort Letter of Arthur Andersen LLP..........................................................21
         (i)      Bring-Down Comfort Letter of Arthur Andersen LLP...............................................21
         (j)      Comfort Letter of Ernst & Young LLP............................................................21
         (k)      Bring-down Comfort Letter of Ernst & Young LLP.................................................21
         (l)      Approval of Listing............................................................................22
         (m)      No Objection...................................................................................22
         (n)      Lock-up Agreements.............................................................................22
         (o)      Conversion of Preferred Stock and Class B Common Stock.........................................22
         (p)      Release of Security Interest...................................................................22
         (q)      Conditions to Purchase of International Option Securities......................................22
         (r)      Purchase of Initial U.S. Securities............................................................24
         (s)      Registration Rights Waiver.....................................................................24
         (t)      Additional Documents...........................................................................24
         (u)      Termination of Agreement.......................................................................24

SECTION 6.        Indemnification................................................................................24

         (a)      Indemnification of International Managers......................................................24
         (b)      Indemnification of the International Managers by the Selling Stockholder.......................26



                                       ii

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
         (c)      Indemnification of Company, Directors and Officers and Selling Stockholder.....................26
         (d)      Actions against Parties; Notification..........................................................26
         (e)      Settlement without Consent if Failure to Reimburse.............................................27
         (f)      Other Agreements with Respect to Indemnification...............................................27

SECTION 7.        Contribution...................................................................................27


SECTION 8.        Representations, Warranties and Agreements to Survive Delivery.................................29


SECTION 9.        Termination of Agreement.......................................................................29

         (a)      Termination; General...........................................................................29
         (b)      Liabilities....................................................................................29

SECTION 10.       Default by One or More of the International Managers...........................................29

SECTION 11.       Notices........................................................................................30

SECTION 12.       Parties........................................................................................30

SECTION 13.       GOVERNING LAW AND TIME.........................................................................31

SECTION 14.       Effect of Headings.............................................................................31


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
         SCHEDULES
         Schedule A  - List of Underwriters.................................................................Sch A-1
         Schedule B  - List of Selling Stockholder .........................................................Sch B-1
         Schedule C  - Pricing Information..................................................................Sch C-1
         Schedule D  - List of Subsidiaries.................................................................Sch D-1
         Schedule E  - List of Persons subject to Lock-up...................................................Sch E-1
         Schedule F  - List of JLL Partners.................................................................Sch F-1


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



                                                    Draft of Shearman & Sterling
                                                                        03/02/01


                                   ADVANCEPCS

                            (a Delaware corporation)

                    5,434,783 Shares of Class A Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                                 March [ ], 2001

MERRILL LYNCH INTERNATIONAL
Banc of America International Limited
Credit Suisse First Boston (Europe) Limited
J.P. Morgan Securities Ltd.
CIBC World Markets plc
The Robinson-Humphrey Company LLC
           as Lead Managers of the several International Managers
c/o  Merrill Lynch International

Ropemater Place
25 Ropemater Place
London EC2Y 9LY England

Ladies and Gentlemen:

AdvancePCS, a Delaware corporation (the "Company"), and Rite Aid Corporation, a Delaware corporation (the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch International, Banc of America International Limited, Credit Suisse First Boston (Europe) limited, J.P. Morgan Securities Ltd., CIBC World Markets plc and The Robinson-Humphrey Company LLC are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Selling Stockholder, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and (ii) the grant by the Selling Stockholder to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 163,023 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,086,957 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 163,023 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

         It is understood that the Company and the Selling Stockholder are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for (i) the offering by the Selling Stockholder of an aggregate of 4,347,826 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch Pierce, Fenner & Smith, Banc of America Securities LLC, Credit Suisse First Boston Corporation, J.P. Morgan Securities LLC, CIBC World Markets Corp. and The Robinson-Humphrey Company are acting as representatives (the "U.S. Representatives") and (ii) the grant by the Selling Stockholder to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters pro rata portion of up to 652,094 additional shares of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Selling Stockholder is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company and the Selling Stockholder understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-55854) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for their respective front cover pages, sections entitled "Underwriting" and back cover pages. The information included in any such prospectus or in any such Term Sheet, as the case





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may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus", respectively, and collectively, the "Prospectuses". If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated February 27, 2001 and preliminary U.S. Prospectus dated February 27, 2001, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of International Prospectus and Form of U.S. Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of International Prospectus and Form of U.S. Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

         SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with each International Manager, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any such amendment or supplement was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectuses or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the Prospectuses.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and if any International Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements of the Company. The financial statements of the Company and its consolidated subsidiaries included and incorporated by reference in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included and incorporated by reference in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (v) Financial Statements of PCS Holding Corporation. The financial statements of PCS Holding Corporation, a Delaware corporation ("PCS"), and its consolidated subsidiaries included and incorporated by reference in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of PCS and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of PCS and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

                  (vi) Financial Statements of First Florida International Holdings, Inc. The financial statements incorporated by reference in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of First Florida International Holdings, Inc., a Florida corporation ("FFI") and its affiliated companies and consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of FFI and its affiliated companies and consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

                  (vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (ix) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, limited liability company or listed partnership in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or listed partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities resulting pursuant to the terms of the Credit Agreement dated as of October 2, 2000, among the Company, the guarantors parties thereto, Bank of America, N.A., as administrative agent, the other agents parties thereto, the lender parties thereto and the arrangers named therein, as amended by that certain First Amendment to Credit Agreement dated as of November 3, 2000, among the Company, the guarantors, Bank of America, N.A., as administrative agent, the other agents parties thereto, the lender parties thereto and the arrangers named therein, and any related documents, including any amendments and supplements thereto; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

                  (x) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Securities to be purchased by the International Managers from the Selling Stockholder, upon issuance in accordance with the terms of the Company's Second Amended and Restated Certificate of Incorporation, will be duly authorized, validly issued, fully paid and non-assessable. None of the Securities to be purchased by the International Managers from the Selling Stockholder will be issued in violation of the pre-emptive or similar rights of any security-holder of the Company.

                  (xi) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (xii) Absence of Defaults and Conflicts. None of the Company or any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for such violations of applicable law, statute, rule, regulation, judgment, order or decree that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Absence of Proceedings. Except as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any such subsidiary, could not reasonably be expected to result in a Material Adverse Effect.

                  (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any

         Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses"), including certificates of need, licenses, pharmacy licenses, Medicare provider numbers, accreditations and other similar documentation or approvals of any local health departments of any authority, issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and, to the best knowledge of the Company, good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xxi) Environmental Laws. Except as disclosed in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the best knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxii) Registration Rights

                           Except as disclosed in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxiii) Medicare Violations. To the best knowledge of the Company and its subsidiaries, persons who provide professional services under agreements with the Company and/or the subsidiaries, have not engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1302a-7b or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, standards of accreditation applicable to the Company or the subsidiaries or rules of professional conduct, which activities might reasonably be expected to result in sanctions (financial or otherwise) that would, singly or in the aggregate, have a Material Adverse Effect.

                  (xxiv) No Medicare Recoupment. To the best knowledge of the Company, except as disclosed in the Prospectuses, there is no Medicare, Medicaid or CHAMPUS recoupment or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company or any subsidiary.

         (b) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, as follows:

                  (i) Accurate Disclosure. To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by the Selling Stockholder expressly for use therein, such preliminary prospectus and the Registration Statement did, and the Prospectuses and any further amendments or supplements to the Registration Statement and the Prospectuses, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (ii) Authorization of Agreements. The Selling Stockholder has the full right, power and authority to enter into this Agreement and the U.S. Purchase Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder and under the U.S. Purchase Agreement. The execution and delivery of this Agreement and the U.S. Purchase Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder and under the International Purchase Agreement have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, except were failure or breach would not have a Material Adverse Effect on the Selling Shareholder's ability to perform its obligation herein, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties except were failure or breach would not have a Material Adverse Effect on the Selling Shareholder's ability to perform its obligation herein.

                  (iii) Absence of Manipulation. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (iv) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or under the U.S. Purchase Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the International Purchase Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (v) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Selling Stockholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restriction shall not apply to the Securities to be sold hereunder or under the U.S. Purchase Agreement. The foregoing restriction shall also not apply to the transfer of warrants to purchase 780,000 shares of Common stock if the Selling Stockholder sells or transfers the Senior Subordinated Notes due 2010 of the Company.

                  (vi) No Association with NASD. Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

                  (vii) Direct Holder of Securities; Title to Securities. The Selling Stockholder holds shares of Series A-2 Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), free and clear of any adverse claim other than that security interest in such Preferred Stock in favor of Citibank, N.A., as successor agent to Morgan Guaranty

         Trust Company of New York (the "Agent") created pursuant to that certain Amended and Restated PCS Pledge Agreement, dated as of June 12, 2000, between the Selling Stockholder and Morgan Guaranty Trust Company of New York, as agent, (the "Pledge Agreement"). The Selling Stockholder has full right, power and authority to cause all of its Preferred Stock to be converted into Class B-2 Common Stock, par value $.01 per share, of the Company ("Class B Common Stock"), and to thereupon convert sufficient amounts of such Class B Common Stock into the Securities to be sold by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement. The Selling Stockholder will cause the conversions of Preferred Stock and Class B Common Stock referred to in the immediately preceding sentence to be effected prior to the Closing Time and, if any International Option Securities are purchased, prior to each Date of Delivery. The Selling Stockholder has obtained the Agreement of the Agent (the "Release Agreement"), pursuant to which the Agent will release prior to the Closing Time, and if any International Option Securities are purchased, prior to each Date of Delivery, all security interests, mortgages, pledges, liens, charges, claims, equities, encumbrance of every kind and every other adverse claim and interest that the Agent, any successor agent or the Secured Parties as defined in the Pledge Agreement (the "Secured Parties") may have in the Securities to be sold by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement. The Securities to be sold by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement will be certificated securities in registered form and will not be held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York ("NYUCC"). The Selling Stockholder has, and, at the Closing Time and, if any International Option Securities are purchased, on the Date of Delivery, will have, full right, power and authority to hold, sell, transfer and deliver the Securities to be sold by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement; and upon the International Managers' acquiring possession of such International Securities and paying the purchase price therefor as herein contemplated, the International Managers will acquire their respective interests in such U.S. Securities (including, without limitation, all rights that the Selling Stockholder had or has the power to transfer in such U.S. Securities) free and clear of any adverse claim.

                  (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by the Selling Stockholder pursuant to this Agreement or under the International Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will, prior to the Closing Time or each Date of Delivery, as the case may be, have been placed in custody with Skadden, Arps, Slate, Meagher & Flom, counsel for the Selling Stockholder, with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement and the U.S. Purchase Agreement.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers pursuant to the terms of this Agreement and the U.S. Purchase Agreement shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers pursuant to the terms of this Agreement and the U.S. Purchase Agreement shall be deemed a representation and warranty by the Selling Stockholder to each International Manager as to the matters covered thereby.

         SECTION 2. Sale and Delivery to International Managers; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each International Manager, and each International Manager, severally and not jointly, agrees to purchase from the Selling Stockholder, at the price per share set forth in Schedule C, the number of Initial International Securities set forth in Schedule B opposite the name of the Selling Stockholder which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 163,023 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company and the Selling Stockholder setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Global Coordinator and the Company and the Selling Stockholder, at 9:00 A.M. (Eastern time) the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Selling Stockholder.

         Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to bank accounts designated by the Selling Stockholder against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Manager shall object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Manager, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Listing. The Company will use its best efforts to maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses.

                  (j) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company and the Selling Stockholder will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement and the U.S. Purchase Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities,
(iii) the preparation and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto provided that such fees of counsel shall in no event exceed $5,000.00, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the

National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities provided that such fees of counsel shall in no event exceed $15,000.00, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

         (b) Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the International Managers, and their transfer between the International Managers pursuant to an agreement between such International Managers and (ii) the fees and disbursements of its counsel and accountants.

         (c) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and the Selling Stockholder shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request.

                  (c) Opinion of Special Regulatory Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Reed Smith Shaw & McClay, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Managers may reasonably request.

                  (d) Opinion of Counsel for the Selling Stockholder. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Skadden Arps, Slate, Meagher & Flom LLP , counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit C hereto and to such further effect as counsel to the International Managers may reasonably request.

                  (e) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i), (ii), (v) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (vii) through (ix), inclusive,
         (xi), (xiii) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
         (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the officers signing the certificate, after due inquiry, are contemplated by the Commission.

                  (g) Certificate of Selling Stockholder. At Closing Time, the Lead Managers shall have received a certificate of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in
         Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
         (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

                  (h) Comfort Letter of Arthur Andersen LLP. At the time of the execution of this Agreement, the Lead Managers shall have received from Arthur Andersen a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement and the Prospectuses.

                  (i) Bring-Down Comfort Letter of Arthur Andersen LLP. At Closing Time, the Lead Managers shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (j) Comfort Letter of Ernst & Young LLP. At the time of the execution of this Agreement, the Lead Managers shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of PCS and certain financial information contained in the Registration Statement and the Prospectuses.

                  (k) Bring-down Comfort Letter of Ernst & Young LLP. At Closing Time, the Lead Managers shall have received from Ernst & Young LLP a letter, dated as of Closing

         Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (l) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

                  (m) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (n) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule E hereto.

                  (o) Conversion of Preferred Stock and Class B Common Stock. Prior to the Closing Time all of the Selling Stockholder's Preferred Stock shall have been converted into Class B Common Stock, and sufficient amounts of Class B Common Stock shall have been converted into the Securities to be sold at the Closing Time by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement.

                  (p) Release of Security Interest. Prior to the Closing Time and, if any International Option Securities are purchased, prior to each Date of Delivery, the Agent shall have released all security interests, mortgages, pledges, liens, charges, claims, equities, encumbrance of every kind and every other adverse claim and interest that the Agent, any successor agent or the Secured Parties may have in the Securities to be sold at the Closing Time by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement.

                  (q) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and:

                           (i) Officers' Certificate. At the relevant Date of
                  Delivery, the Lead Managers shall have received a certificate, dated such Date of Delivery, of the Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                           (ii) Selling Stockholder Certificate. At the relevant
                  Date of Delivery, the Lead Managers shall have received a certificate of the Selling Stockholder, confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

                           (iii) Opinions of Counsel for Company. At the
                  relevant Date of Delivery, the Lead Managers shall have received the favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, together with the favorable opinion of Reed Smith Shaw & McClay, special regulatory counsel for the Company, each in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b) and (c) hereof.

                           (iv) Opinion of Counsel for Selling Stockholder. At
                  the relevant Date of Delivery, the Lead Managers shall have received the favorable opinion of Skadden Arps, Slate, Meagher & Flom LLP, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                           (v) Opinion of Counsel for International Managers. At
                  the relevant Date of Delivery, the Lead Managers shall have received the favorable opinion of Shearman & Sterling, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                           (vi) Bring-down Comfort Letter of Arthur Andersen
                  LLP. At the relevant Date of Delivery, the Lead Managers shall have received a letter from Arthur Andersen LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to
                  Section 5(i) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                           (vii) Bring-down Comfort Letter of Ernst & Young LLP.
                  At the relevant Date of Delivery, the Lead Managers shall have received a letter from Ernst & Young LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to
                  Section 5(k) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                           (viii) Conversion of Preferred Stock and Class B
                  Common Stock. Prior to such Date of Delivery, all of the Selling Stockholder's Preferred Stock shall have been converted into Class B Common Stock, and sufficient amounts of Class B Common Stock shall have been converted into the Securities to be sold on such

                  Date of Delivery by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement.

                           (ix) Release of Security Interest. Prior to such Date
                  of Delivery, the Agent shall have released all security interests, mortgages, pledges, liens, charges, claims, equities, encumbrance of every kind and every other adverse claim and interest that the Agent, any successor agent or the Secured Parties may have in the Securities to be sold on such Date of Delivery by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement.

                  (r) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

                  (s) Registration Rights Waiver. The Company shall have obtained, and shall have provided to counsel for the Underwriters, prior to the date of this Agreement, copies of duly executed waivers from each of the persons listed on Schedule F hereto with respect to such persons' rights to require the Company to include shares of the Company's capital stock held by such persons with the Securities registered pursuant to the Registration Statement.

                  (t) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Underwriters.

                  (u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by notice to the Company and the Selling Stockholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any

International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any International Manager (or any person controlling such International Manager) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if the Company or the Selling Stockholder shall sustain the burden of proving that such person was not sent or given a copy of the International Prospectus (or the International Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the International Prospectus (or the International Prospectus as amended or supplemented).

         (b) Indemnification of the International Managers by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with reference to information furnished by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or Prospectus (or any amendment or supplement thereto).

         (c) Indemnification of Company, Directors and Officers and Selling Stockholder. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) and subsection (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and
Section 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Stockholder. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement other than reimbursement for fees and expenses that the indemnifying party is contesting in good faith.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Stockholder on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company and the Selling Stockholder on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholder and the International Managers agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be. The International Managers respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the International Managers.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by written notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, New York or Texas authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Selling Stockholder to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Selling Stockholder to sell the relevant International Option Securities, as the case may be, either the Lead Managers or any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201 attention of o; and notices to the Company shall be directed to it at 5215 North O'Conner Boulevard, Suite 1600 Irving, Texas 75039, attention of Legal Department; and notices to the Selling Stockholder shall be directed to, attention of Legal Department o.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Company, the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company, the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company, the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company and the Selling Stockholder in accordance with its terms.

                                      Very truly yours,

                                      ADVANCEPCS



                                      By
                                         --------------------------------------
                                         Name:
                                         Title:



                                      RITE AID CORPORATION



                                      By
                                         --------------------------------------
                                         Name:
                                         Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH INTERNATIONAL
Banc of America International Limited
Credit Suisse First Boston (Europe) Limited
J.P. Morgan Securities Ltd.
CIBC World Markets plc
The Robinson-Humphrey Company LLC


By: MERRILL LYNCH INTERNATIONAL


By
  ------------------------------------------
             Authorized Signatory


For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A


                                                                                                   Number of
                                                                                             Initial International
                               Name of International Manager                                       Securities
                               -----------------------------                                 ---------------------

Merrill Lynch International
Banc of America International Limited
Credit Suisse First Boston (Europe) Limited
J.P. Morgan Securities Ltd.
CIBC World Markets plc
The Robinson-Humphrey Company LLC



                                                                                                   ---------

Total...................................................................................           1,086,957
                                                                                                   =========



                                    Sch A-1

                                   SCHEDULE B

                                                   Number of Initial                        Maximum Number of
                                                     International                        International Option
                                                 Securities to be Sold                   Securities to be Sold
                                                 ---------------------                   ---------------------
Rite Aid Corporation................                  1,086,957                               163,023


                                     Sch B-1

                                   SCHEDULE C

                                   ADVANCEPCS

                        4,347,826 Shares of Common Stock
                           (Par Value $.01 Per Share)




         1. The initial public offering price per share for the International
Securities, determined as provided in said Section 2, shall be $   .

         2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $ , being an amount equal
to the initial public offering price set forth above less $   per share;
provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in
Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.


                                     Sch C-1

                                   SCHEDULE D



                        Consumer Health Interactive, Inc.
                            ADVP Consolidation L.L.C.
                              ADVP Management, L.P.
                                AdvancePCS, L.P.
                               AdvanceRx.com, L.P.
                             PCS Holding Corporation
                         Clinical Pharmaceuticals, Inc.
                            PCS Health Systems, Inc.
                             PCS Mail Services, Inc.
                               PCS Services, Inc.
                      PCS Mail Services of Birmingham, Inc.
                      PCS Mail Services of Ft. Worth, Inc.
                      PCS Mail Services of Scottsdale, Inc.
                   First Florida International Holdings, Inc.
                      Ambulatory Care Review Services, Inc.
                            FFI Rx Managed Care, Inc.
                        First Florida Managed Care, Inc.
                            HMN Health Services, Inc.
                          MatureRx Plus of Nevada, Inc.
                   Innovative Pharmaceutical Strategies, Inc.
                   Phoenix Communications International, Inc.
                   Baumel Eisner Neuromedical Institute, Inc.
                        Innovative Medical Research, Inc.

---------------
* A "Subsidiary" as such term is defined in the Purchase Agreement to which this Schedule D is attached.



                                     Sch D-1

                                   SCHEDULE E

                      Joseph Littlejohn & Levy Fund III LP
                                  Frank Ramsey
                                  Michael Berk
                               Doming J. Rodriguez
                                  Brett Milgrin
                                 Navin Thukkaram
                                 Craig Dolinick
                                    John Kim
                                  Michael Chang
                           Miller Family Holdings, LLC
                                    Saul Fox
                                  Dexter Paine
                                   Jody Smart
                                   Jon Grovman
                                  Charles Levy
                                   Chris Ying
                                 John Marchetti
                                  Stephen Wise
                                David D. Halbert
                                 Jon S. Halbert
                                 David A. George
                                T. Danny Phillips
                          Joseph J. Filipek, Jr., P.D.
                                Susan S. de Mars
                             Andrew C. Garling, M.D
                                Laura I. Johansen
                                 Rudy Mladenovic
                               Jeffrey G. Sanders
                              John H. Sattler, R.Ph
                                 Ramsey A. Frank
                                Stephen L. Green
                                David R. Jessick
                                  Paul S. Levy
                                Robert G. Miller
                               Jean-Pierre Million
                                 Michael D. Ware




                                     Sch E-1

                                   SCHEDULE F

                      Joseph Littlejohn & Levy Fund III LP
                                  Frank Ramsey
                                  Michael Berk
                               Doming J. Rodriguez
                                  Brett Milgrin
                                 Navin Thukkaram
                                 Craig Dolinick
                                    John Kim
                                  Michael Chang
                           Miller Family Holdings, LLC
                                  Robert Miller
                                    Saul Fox
                                  Dexter Paine
                                  David Jessick
                                   Jody Smart
                                   Jon Grovman
                                  Charles Levy
                                   Chris Ying
                                 John Marchetti
                                  Stephen Wise




                                     Sch F-1